Exhibit 99.1

PSB Announces 2nd Quarter Earnings of $.50 Per Share

Wausau, Wisconsin – Peter W. Knitt, recently appointed President of PSB Holdings, Inc. (“PSB”) and Peoples State Bank (“Peoples”), today announced 2006 second quarter net income of $.50 per diluted share, or $851,000, as compared to $.68 per diluted share, or $1,171,000, in the second quarter of 2005.

Earnings for the quarter and year to date ended June 30, 2006 included special items from recording an interest rate swap at fair value without the ability to offset the liability against the hedged certificate of deposit and gain on sale of the student loan portfolio.  The impact of these special items on 2006 is shown below:

Periods ended June 30, 2006	Three months ended		Six months ended
	$	per share	$	per share

Net income as reported	$ 851,000	$ 0.50	$1,589,000	$ 0.93

Special items, net of tax effects:
Change in fair value of rate swap	59,000	0.03	183,000	0.11
Gain on sale of student loans	(42,000)	(0.02)	(42,000)	(0.02)

Pro-forma net income	$ 868,000	$ 0.51	$1,730,000	$ 1.02

Earnings for the quarter and year to date ended June 30, 2005 also included special items from a gain on sale of Pulse ATM stock and recovery of collection costs recorded in the prior year.  The impact of these special items on 2005 is shown below:

Periods ended June 30, 2005	Three months ended		Six months ended
	$	per share	$	per share

Net income as reported	$1,171,000	$ 0.68	$2,211,000	$ 1.28

Special items, net of tax effects:
Gain on sale of Pulse stock	(5,000)	–	(47,000)	(0.03)
Recovery of collection costs from prior year			(61,000)	(0.04)

Pro-forma net income	$1,166,000	$ 0.68	$2,103,000	$ 1.21

Return on average assets based on net income for the quarter and six months ended June 30, 2006 was .68% and .64%, respectively.  Return on average assets based on net income for the quarter and six months ended June 30, 2005 was .98% and .94%, respectively.

Return on equity based on net income for the quarter and six months ended June 30, 2006 was 9.58% and 8.96%, respectively.  Return on equity based on net income for the quarter and six months ended June 30, 2005 was 13.55% and 12.90%, respectively.

Assets at June 30, 2006 were $503.7 million, compared to $486.2 million at June 30, 2005, an increase of $17.5 million or 3.6%.  Total net loans were $380.3 million at June 30, 2006 compared to $370.3 million at June 30, 2005, an increase of $10.0 million or 2.7%.  Book value per share was $20.29 at June 30, 2006 compared to $20.27 for the same date a year ago.  During the June 2006 quarter, PSB completed a tender offer stock buyback of 100,000 shares totaling $3.375 million which reduced book value per share by $.79.  Prior to the impact of the stock buyback, net book value per share increased by 4.0% during the twelve months ended June 30, 2006.

PSB’s provision for loan losses was $120,000 in the second quarter 2006, versus $30,000 in the same period last year.  Net charge-offs were .06% and .01% during the quarters ended June 30, 2006 and 2005, respectively.  At June 30, 2006, the allowance for loan losses was 1.09% of total loans, compared to 1.15% a year earlier.  Nonperforming loans were .57% of total loans at June 30, 2006, and .60% at June 30, 2005.  Other real estate owned increased $540,000 and $509,000 during the June 2006 and March 2006 quarters, respectively from the addition of three unrelated properties previously reported as nonaccrual loans.  The following table summarizes non-performing assets as of period end:

Non-Performing Assets as of	June 30,		Dec. 31,
(dollars in thousands)	2006	2005	2005

Nonaccrual loans	$ 2,175	$ 1,740	$ 2,393
Accruing loans past due 90 days or more	–	–	–
Restructured loans not on nonaccrual	26	524	382

Total nonperforming loans	2,201	2,264	2,775
Foreclosed assets	1,422	229	373

Total nonperforming assets	$ 3,623	$ 2,493	$ 3,148

Nonperforming loans as a % of gross loans	0.57%	0.60%	0.74%
Total nonperforming assets as a % of total assets	0.72%	0.51%	0.62%

Tax adjusted net interest margin was 3.06% during the second quarter 2006 compared to 3.10% in the March 2006 quarter and 3.32% during the second quarter 2005.  The June 2006 margin decline compared to the March 2006 quarter was primarily due to increased FHLB borrowings to replace lower cost seasonal interest-bearing demand deposit run-off.  Loan yield in the quarter ended June 30, 2006 was 6.69% compared to 6.03% a year ago, an increase of 66 basis points.  Rate paid on interest-bearing deposits was 3.64% during the second quarter 2006 compared to 2.64% a year ago, an increase of 100 basis points.

Yield curve flattening also continues to impact net interest spread as short-term deposit cost increases are greater than longer term loan yield increases.  As in the March 2006 quarter, the June 2006 quarter saw certain existing core deposits migrate to higher yielding accounts.

During 2005, PSB entered into an interest rate swap to hedge the interest rate risk inherent in a brokered certificate of deposit.  During 2005, PSB applied the “short-cut method” of fair value hedge accounting under Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (“FAS 133”).  During March 2006, PSB determined this swap did not qualify for the “short-cut method” because in retrospect the related broker fee was determined to have caused the swap not to have a zero value at inception (which is required under FAS 133 to qualify for the “short-cut method”).  Fair value hedge accounting allows a company to record the change in fair value of the hedged item, in this case, the brokered certificate, as an adjustment to income as an offset to the mark-to-market adjustment on the related interest rate swap.

Hedge accounting for FAS 133 is not allowed for 2005 because the hedge documentation required for the “long-haul method” was not in place at the inception of the hedge.  In addition, because current and prospective hedge effectiveness testing does not show the hedge to be “highly effective” in offsetting the change in fair value of the certificate, use of hedge accounting is not allowed in future periods.  Eliminating the application of fair value hedge accounting in 2006 reversed the fair value adjustment that was made to the brokered certificate.  Marking the swap liability to fair value generated a charge of $302,000 ($183,000 after tax benefits) during the six months ended June 30, 2006.   Approximately $168,000 of the pre-tax charge recorded in the March 2006 quarter was related to activity during 2005 which was not restated to prior periods due to the insignificant impact on previously reported 2005 results.  The remaining increase in the fair value liability was $37,000 and $97,000 in the March 2006 and June 2006 quarters, respectively.  The swap continues to be economically effective and any swap liability provision to expense represents a temporary timing difference to be recovered in future periods before swap maturity in October 2008.

PSB Holdings, Inc. (OTCBB:PSBQ.OB), is the parent company of Peoples.  Peoples is headquartered in Wausau, Wisconsin with eight retail locations serving north central Wisconsin in Marathon, Oneida, and Vilas counties.  In addition to traditional retail and commercial banking products, Peoples provides retail investments, retirement planning, commercial treasury management services, and long-term fixed rate residential mortgages.

Forward-Looking Statements

Certain matters discussed in this news release, including those relating to the growth of PSB, its profits, and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995.  Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release.  Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under “Forward-Looking Statements” in Item 1 and “Risk Factors” in Item 1A of PSB’s Form 10-K for the year ended December 31, 2005.  PSB assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PSB Holdings, Inc.
Quarterly Financial Summary
(dollars in thousands, except per share data)
	Quarter ended – Unaudited
	June 30,	March 31,	Dec. 31	Sept. 30	June 30,
Earnings and dividends:	2006	2006	2005	2005	2005

Net income	$ 851	$ 738	$ 1,063	$ 1,066	$ 1,171
Basic earnings per share (3)	$ 0.50	$ 0.43	$ 0.62	$ 0.62	$ 0.68
Diluted earnings per share (3)	$ 0.50	$ 0.43	$ 0.62	$ 0.62	$ 0.68
Dividends declared per share (3)	$ 0.32	$ –	$ 0.31	$ –	$ 0.31
Net book value per share	$ 20.29	$ 21.13	$ 20.81	$ 20.81	$ 20.27
Semi-annual dividend payout ratio	32.22%	n/a	24.83%	n/a	24.06%
Average common shares outstanding	1,685,166	1,705,290	1,710,720	1,712,771	1,714,134

Balance sheet - average balances:

Loans receivable, net of allowances	$ 382,138	$ 375,179	$ 366,224	$ 369,489	$ 367,948
Total assets	$ 505,586	$ 502,194	$ 498,429	$ 493,035	$ 480,325
Deposits	$ 394,075	$ 398,707	$ 394,161	$ 387,969	$ 376,252
Stockholders’ equity	$ 35,626	$ 35,867	$ 35,756	$ 35,143	$ 34,665

Performance ratios:

Return on average assets (1)	0.68%	0.60%	0.85%	0.86%	0.98%
Return on avg. stockholders’ equity (1)	9.58%	8.34%	11.79%	12.03%	13.55%
Average tangible stockholders’ equity to
average assets	7.20%	7.24%	7.24%	7.14%	7.22%
Net loan charge-offs to average loans	0.06%	0.00%	0.01%	0.02%	0.01%
Nonperforming loans to gross loans	0.57%	0.72%	0.74%	0.71%	0.60%
Allowance for loan loss to gross loans	1.09%	1.13%	1.11%	1.14%	1.15%
Net interest rate margin (1)(2)	3.06%	3.10%	3.09%	3.14%	3.32%
Net interest rate spread (1)(2)	2.56%	2.63%	2.61%	2.72%	2.96%
Service fee revenue as a percent of
average demand deposits (1)	2.66%	2.29%	2.10%	2.10%	2.56%
Noninterest income as a percent
of gross revenue	10.64%	8.08%	10.59%	12.06%	13.00%
Efficiency ratio (2)	67.51%	69.42%	61.35%	63.25%	59.53%
Noninterest expenses to avg. assets (1)	2.41%	2.38%	2.18%	2.32%	2.32%

Stock price information:

High	$ 34.00	$ 31.05	$ 30.70	$ 32.00	$ 31.85
Low	$ 30.60	$ 30.50	$ 29.75	$ 30.65	$ 30.63
Market value at quarter-end	$ 32.50	$ 30.80	$ 30.70	$ 30.70	$ 30.75

(1) Annualized
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent basis.
(3) Due to rounding, cumulative quarterly per share performance may not equal annual per share totals.

PSB Holdings, Inc.
Consolidated Statements of Income
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands, except per share data – unaudited)	2006	2005	2006	2005
Interest and dividend income:
Loans, including fees	$ 6,421	$ 5,581	$ 12,532	$ 10,784
Securities:
Taxable	648	467	1,252	919
Tax-exempt	249	237	503	478
Other interest and dividends	51	55	158	123

Total interest and dividend income	7,369	6,340	14,445	12,304
Interest expense:
Deposits	3,086	2,141	6,022	3,952
FHLB advances	623	507	1,157	1,057
Other borrowings	63	106	91	189
Junior subordinated debentures	114	4	227	4

Total interest expense	3,886	2,758	7,497	5,202

Net interest income	3,483	3,582	6,948	7,102
Provision for loan losses	120	30	255	180

Net interest income after provision for loan losses	3,363	3,552	6,693	6,922
Noninterest income:
Service fees	358	324	653	584
Mortgage banking	226	249	433	404
Investment and insurance sales commissions	145	202	280	372
Net gain on sale of securities	–	–	–	6
Increase in cash surrender value of life insurance	45	46	91	66
Change in fair value of interest rate swap	(97)	–	(302)	–
Other noninterest income	200	126	344	318

Total noninterest income	877	947	1,499	1,750
Noninterest expense:
Salaries and employee benefits	1,792	1,641	3,606	3,270
Occupancy and facilities	453	427	925	872
Data processing and other office operations	201	168	381	340
Advertising and promotion	79	95	122	158
Other noninterest expenses	519	449	952	780

Total noninterest expense	3,044	2,780	5,986	5,420

Income before provision for income taxes	1,196	1,719	2,206	3,252
Provision for income taxes	345	548	617	1,041

Net income	$ 851	$ 1,171	$ 1,589	$ 2,211
Basic earnings per share	$ 0.50	$ 0.68	$ 0.94	$ 1.29
Diluted earnings per share	$ 0.50	$ 0.68	$ 0.93	$ 1.28

PSB Holdings, Inc.
Consolidated Balance Sheets
June 30, 2006 unaudited, December 31, 2005 derived from audited financial statements

(dollars in thousands, except per share data) – Unaudited	2006	2005
Assets

Cash and due from banks	$ 10,933	$ 15,708
Interest-bearing deposits and money market funds	1,611	988
Federal funds sold	–	9,908

Cash and cash equivalents	12,544	26,604

Securities available for sale (at fair value)	83,680	81,501
Loans held for sale	569	–
Loans receivable, net of allowance for loan losses of $4,210 and $4,180, respectively	380,305	372,411
Accrued interest receivable	2,228	2,245
Foreclosed assets	1,422	373
Premises and equipment	12,267	12,632
Mortgage servicing rights, net	915	880
Federal Home Loan Bank stock (at cost)	3,017	3,017
Cash surrender value of bank-owned life insurance	4,897	4,805
Other assets	1,872	1,690

TOTAL ASSETS	$ 503,716	$ 506,158
Liabilities

Non-interest-bearing deposits	$ 56,427	$ 61,345
Interest-bearing deposits	338,341	339,191

Total deposits	394,768	400,536

Federal Home Loan Bank advances	60,000	54,000
Other borrowings	4,934	4,497
Junior subordinated debentures	7,732	7,732
Accrued expenses and other liabilities	3,766	3,908

Total liabilities	471,200	470,673
Stockholders’ equity

Common stock - no par value with a stated value of $1 per share:
Authorized – 3,000,000 shares
Issued – 1,887,179 shares	1,887	1,887
Additional paid-in capital	9,647	9,655
Retained earnings	29,638	28,561
Accumulated other comprehensive loss	(1,109)	(542)
Treasury stock, at cost – 284,431 and 181,608 shares, respectively	(7,547)	(4,076)

Total stockholders’ equity	32,516	35,485

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 503,716	$ 506,158

PSB Holdings, Inc.
Average Balances and Interest Rates
Quarter Ended June 30,
		2006			2005
	Avg Bal	Interest	Yield/Rate	Avg Bal	Interest	Yield/Rate
Assets
Interest-earning assets:
Loans (1)(2)	$ 386,391	$ 6,442	6.69%	$ 372,286	$ 5,600	6.03%
Taxable securities	58,949	648	4.41%	48,311	467	3.88%
Tax-exempt securities (2)	24,789	377	6.10%	23,693	359	6.08%
FHLB stock	3,017	23	3.06%	2,941	40	5.46%
Other	2,310	28	4.86%	2,201	15	2.73%

Total (2)	475,456	7,518	6.34%	449,432	6,481	5.78%

Non-interest-earning assets:
Cash and due from banks	11,022			14,145
Premises and equipment,
net	12,371			12,607
Cash surrender value ins.	4,868			4,602
Other assets	6,122			3,877
Allowance for loan
losses	(4,253)			(4,338)

Total	$ 505,586			$ 480,325

Liabilities & stockholders’ equity
Interest-bearing liabilities:
Savings and demand
deposits	$ 78,479	$ 542	2.77%	$ 64,624	$ 249	1.55%
Money market deposits	66,015	490	2.98%	69,945	301	1.73%
Time deposits	195,501	2,054	4.21%	190,932	1,591	3.34%
FHLB borrowings	57,934	623	4.31%	53,066	507	3.83%
Other borrowings	6,514	63	3.88%	13,433	106	3.17%
Junior sub. debentures	7,732	114	5.91%	255	4	6.29%

Total	412,175	3,886	3.78%	392,255	2,758	2.82%

Non-interest-bearing liabilities:
Demand deposits	54,080			50,751
Other liabilities	3,705			2,654
Stockholders’ equity	35,626			34,665

Total	$ 505,586			$ 480,325

Net interest income		$ 3,632			$ 3,723
Rate spread			2.56%			2.96%
Net yield on interest-earning assets			3.06%			3.32%

(1) Nonaccrual loans are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent basis using a tax rate of 34%.

PSB Holdings, Inc.
Average Balances and Interest Rates
Six Months Ended June 30,

		2006			2005
	Avg Bal	Interest	Yield/Rate	Avg Bal	Interest	Yield/Rate
Assets
Interest-earning assets:
Loans (1)(2)	$ 382,929	$ 12,573	6.62%	$ 365,348	$ 10,822	5.97%
Taxable securities	57,710	1,252	4.37%	47,530	919	3.90%
Tax-exempt securities (2)	25,287	762	6.08%	24,100	724	6.06%
FHLB stock	3,017	42	2.81%	2,921	80	5.52%
Other	5,094	116	4.59%	3,460	43	2.51%

Total (2)	474,037	14,745	6.27%	443,359	12,588	5.73%

Non-interest-earning assets:
Cash and due from banks	11,169			13,811
Premises and equipment,
net	12,462			12,563
Cash surrender value ins.	4,845			3,670
Other assets	5,638			3,613
Allowance for loan
losses	(4,251)			(4,277)

Total	$ 503,900			$ 472,739

Liabilities & stockholders’ equity
Interest-bearing liabilities:
Savings and demand
deposits	$ 83,091	$ 1,137	2.76%	$ 68,595	$ 488	1.43%
Money market deposits	66,282	923	2.81%	70,807	523	1.49%
Time deposits	193,790	3,962	4.12%	182,980	2,941	3.24%
FHLB borrowings	55,249	1,157	4.22%	50,989	1,057	4.18%
Other borrowings	5,228	91	3.51%	12,861	189	2.96%
Junior sub. debentures	7,732	227	5.92%	128	4	6.30%

Total	411,372	7,497	3.68%	386,360	5,202	2.72%

Non-interest-bearing liabilities:
Demand deposits	53,202			49,464
Other liabilities	3,582			2,351
Stockholders’ equity	35,744			34,564

Total	$ 503,900			$ 472,739

Net interest income		$ 7,248			$ 7,386
Rate spread			2.59%			3.01%
Net yield on interest-earning assets			3.08%			3.36%

(1) Nonaccrual loans are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent basis using a tax rate of 34%.